EXHIBIT 10.11

                              CONSULTING AGREEMENT

      THIS AGREEMENT is entered into effective the 20th day of August, 1998, at Houston, Texas, between GK INTELLIGENT SYSTEMS, INC., a Delaware corporation ("Corporation" or "GKIS") and JOHN PAUL DEJORIA ("DeJoria").

      WHEREAS, GKIS is in the business of providing artificial intelligence based education, training and performance support and is based in Houston, Texas; and

      WHEREAS, GKIS desires that DeJoria consult with GKIS on the establishment of retail distribution for the Company's products in the global marketplace and/or introduce GKIS to parties who may be interested in GKIS's products and, when appropriate and time permits, make himself reasonably available to mentor and advise the directors, officers and management of GKIS; and

      WHEREAS, GKIS desires that DeJoria become an advisor and mentor to the management of GKIS in all phases of retail product distribution as well as global marketing developments which could effect GKIS's business; and

      WHEREAS, DeJoria desires to acquire an equity interest in the Corporation's common stock; and

      WHEREAS, GKIS considers it to be in its best interest that DeJoria assume a position as a member of the GKIS Board of Directors;

      NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

      1. AGREEMENT TO PROVIDE CONSULTING SERVICES. Upon election by the Board of Directors of GKIS, DeJoria agrees to assume a position on the GKIS Board of Directors as a member for the term of this agreement. In this capacity, DeJoria agrees to act as an adviser to GKIS and mentor to its management, and subject to any confidentiality obligations incumbent upon him, to apprise GKIS of technological and global marketing developments as DeJoria in his sole discretion shall deem appropriate. In addition, DeJoria agrees to help GKIS establish market opportunities and retail distribution for its products/services in the domestic and international marketplace, making himself reasonably available to mentor and advise GKIS directors, officers and management periodically during the term of this agreement, all on a part-time basis as the parties mutually agree.

      2. POSITION ON GKIS BOARD OF DIRECTORS. The Corporation, acting through its existing Board of Directors, will appoint DeJoria as a member of the Board of Directors for the

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term of this agreement.

      3. COMPENSATION. As compensation for the services to be rendered hereunder, GKIS will pay DeJoria Fifty Thousand Dollars ($50,000) on or before September 1,1998. In the event of early termination of this Agreement except for breach by GKIS, DeJoria agrees to repay to GKIS that portion of the Compensation attributable to the period from date of termination to the date of normal termination. The compensation shall immediately and automatically vest upon material breach by GKIS of this agreement or any of its warranties and representations, without notice or action by DeJoria.

      4.    PURCHASE OF RESTRICTED SHARES.

             a. INITIAL PURCHASE OF SHARES. As a condition of his employment, DeJoria has agreed to purchase One Million (1,000,000) shares of GKIS common restricted stock (the "Initial Shares"), to be issued immediately upon receipt of funds or as soon thereafter as is practicable. The effective date of this purchase will be the date of this agreement, August 20, 1998. The agreed purchase price of the Initial Shares is $.05 per share. As soon as practicable after receipt of payment from DeJoria, GKIS shall tender the Initial Shares to DeJoria, provided that if any law or regulation requires the Corporation to take any action with respect to the Initial Shares before the issuance thereof, then the date of delivery for such shares shall be extended for the period necessary to take such action.

            b. AGREEMENT TO SELL AND REPURCHASE. In the event of DeJoria's failure of performance or early termination of this agreement as set out herein, DeJoria agrees to sell and GKIS agrees to repurchase unvested Initial Shares as defined herein at the original purchase price of $.05 per share. Each month during the term of this agreement, one-twelfth of the Initial Shares shall no longer be subject to such required repurchase by GKIS, or in other words, such shares shall vest. The shares remaining after the previous months' fractions of shares have vested shall be considered unvested. The Initial Shares shall immediately and automatically vest upon material breach by GKIS of this agreement or any of its warranties and representations, without notice or action by DeJoria, and shall no longer be subject to repurchase.

      5. RIGHTS PRIOR TO ISSUE. DeJoria shall have no rights as a stockholder with respect to the Initial Shares until such shares are issued.

      6. PRIOR AGREEMENTS. Except as set out herein, this Agreement supersedes and is in lieu of any and all prior or contemporaneous agreements, communications or understandings, whether written or unwritten, verbal or tacit, or implied by prior dealings, between and among any of the parties, their predecessors or affiliates with respect to the matters set out herein and therein, respectively.

      7. AMENDMENT IN WRITING. No amendment, modification or change to this

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agreement shall be binding unless in writing, signed by all the parties hereto.

      8. AGREEMENT BINDING. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, administrators, executors, legal representatives, successors, and assigns (including remote, as well as immediate, successors to and assignees of said parties).

      9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF DEJORIA. DeJoria represents, warrants and agrees as follows:

            a. NO REGISTRATION. DeJoria is aware that the Shares have not been registered nor is registration contemplated under the Securities Act of 1933, and accordingly, that the Shares must be held indefinitely unless they are subsequently registered under said Act or unless, in the opinion of counsel for the Corporation, a sale or transfer may be made without registration thereunder. DeJoria agrees that any certificates evidencing the Shares may bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Corporation restricting the transfer of the Shares in a manner consistent with the foregoing.

            b. NO PREEMPTIVE RIGHTS. DeJoria acknowledges and agrees that he has no preemptive rights with respect to the Shares to be conveyed hereunder.

      10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF GKIS. GKIS represents, warrants and agrees as follows:

            a. AUTHORITY. GKIS is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of all the transactions contemplated thereby have been duly authorized by all necessary corporate action on behalf of GKIS. The persons signing on behalf of GKIS are duly authorized to do so and this Agreement will be binding upon GKIS. GKIS is not subject to any lien or encumbrance of any kind nor subject to any agreement, instrument, order, or decree of any court or government body which would prevent consummation of the transaction contemplated by this agreement.

            b. TAX OBLIGATIONS. There are no unfiled tax returns required to be filed or taxes and assessments due, including interest and penalties (the "Taxes") or that could become a lien on the property or assets of GKIS, except as otherwiase disclosed to DeJoria.

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            c. NO SUITS PENDING. There are no actions, suits, or proceedings pending, outstanding or threatened, against or affecting GKIS or any of the assets, properties or business of GKIS at law or in equity, or before or by any governmental authority, except as set out in its filings with the SEC or otherwise disclosed to DeJoria.

            d. NO VIOLATIONS OF LAWS. To the best of its knowledge, GKIS is not in default or violation under any law, ordinance or regulation, or with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority, or in the payment of any indebtedness for borrowed money or under the terms or provisions of any agreement or instrument evidencing or security any such indebtedness.

            e. GOVERNMENTAL AGENCIES. GKIS will comply with the requirements of all applicable laws, regulations, and requirements pertaining to GKIS.

            f. INFORMATION PROVIDED. To the best of its knowledge, all information provided by GKIS to DeJoria was and is accurate in all material respects and did not or does not, to the best of GKIS's knowledge, omit any information necessary to make such information and documentation not misleading.

            g. FINANCIAL STATEMENTS. GKIS has delivered to DeJoria its audited annual report for the fiscal year ended May 31, 1997, as set out in its Form 10K-SB, and its latest unaudited quarterly financial statements, as set out in its Form 10Q-SB. The financial statements present fairly the financial position and results of operations of GKIS.

            h. LICENSES AND PERMITS. GKIS has all licenses, permits, approvals, consents, orders, rights and other authorizations which are necessary in order to enable it to conduct its business as currently conducted.

            i. NO UNDISCLOSED LIABILITIES. Except as set out in its audited annual report or quarterly unaudited financial statements, GKIS has no liabilities or obligations other than those incurred since February 28, 1998, in the ordinary course of business, consistent with prior practice and not in the aggregate materially adverse.

            j. NO CONFLICT WITH OTHER DOCUMENTS. Neither the execution and delivery of this agreement nor the carrying out of this transaction will result in any violation, termination or modification of, or be in conflict with GKIS's charter documents or bylaws, any contract or agreement to which GKIS is a party or is bound, or result in the creation of any lien or encumbrance upon any of the properties or assets of GKIS.


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            k. ACKNOWLEDGMENT OF DEJORIA'S FIDUCIARY OBLIGATIONS TO THIRD
      PARTIES. GKIS understands, acknowledges and agrees that DeJoria is an officer or director of other corporations, and thus may have a fiduciary relationship towards one or more third parties, including his own businesses and that, in such capacity, DeJoria is subject to certain ethical and business constraints with respect to certain materials or information of third parties which may be confidential, trade secret, proprietary or otherwise subject to restrictions on its use or dissemination by DeJoria. GKIS acknowledges and agrees that it will not constitute a breach of this agreement for DeJoria to comply with these obligations to their full legal, moral and ethical limitations in DeJoria's sole discretion. GKIS further understands and agrees that nothing contained in this Agreement shall require DeJoria to take any action in violation of any of the obligations described above.

            l. STATUS OF SHARES TO BE ISSUED. All issued shares of capital stock of GKIS are, and upon issuance to DeJoria in accordance with the terms of this Agreement, the Shares will also be, duly authorized, validly issued and fully-paid and non-assessable. The Shares to be issued by GKIS hereunder are, and will be when issued, free and clear of all encumbrances, except as set out in this agreement.

            m. DIRECTORS' AND OFFICERS' LIABILITY (DOL) INSURANCE. GKIS shall maintain DOL insurance coverage in the minimum amount of $5,000,000.00, specifically covering all acts of DeJoria to be performed under this agreement and all liabilities for which coverage is normally obtained by a corporation for its directors.

      11. TERM OF AGREEMENT. This agreement shall be for one (1) year from August __, 1998, unless terminated by either party pursuant to the provisions contained herein.

      12. TERMINATION OF AGREEMENT. This agreement may be terminated as follows:

            a. ILLNESS OR OTHER INCAPACITY. If DeJoria, during the term of this Agreement, shall fail to perform his duties hereunder as a result of illness or other incapacity which shall continue for a period of more than twelve weeks, the Corporation shall have the right to terminate this Agreement and the employment hereunder as of a date to be specified in a written notice of termination sent to DeJoria, such date to be not less than thirty (30) days following receipt of said notice. The Initial Shares shall be fully vested as of the date of termination and not be subject to repurchase by GKIS.

            b. CONDUCT. If DeJoria shall willfully violate any law; embezzle or otherwise steal from the Corporation; use liquor or drugs to an extent which has a visible detrimental effect on his services; conduct himself publicly or privately in a manner which offends against decency or causes him to be held in public ridicule or causes public scandal, the Corporation shall have the right to terminate this

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      contract and employment hereunder upon notice given in the manner specified in 12.a. In the event of termination under this Subparagraph 12.b., vesting of the Initial Shares shall cease, GKIS shall have no further obligation to DeJoria under this agreement, and DeJoria shall sell to GKIS and GKIS shall repurchase all unvested Initial Shares at their issue price.

            c. UNILATERAL TERMINATION, IF ANY, BY DEJORIA. DeJoria may terminate this Agreement and employment hereunder effective as of a date to be specified in a written notice of termination, such date to be not less than thirty (30) days after delivery of the notice, and all vesting of the Initial Shares shall cease as of the end of the month during which termination is effective, GKIS shall have no further obligation to DeJoria under this agreement, and DeJoria shall sell to GKIS and GKIS shall repurchase all unvested Initial Shares at their issue price, unless termination is the result of material breach by GKIS of the provisions of this Agreement.

            d. VESTING OF INITIAL SHARES AFTER TERMINATION FOR DEATH OR DISABILITY. If DeJoria shall die during the term of this Agreement, his legal representative or executor shall be entitled to receive any compensation which is unpaid and accrued from the date of his last payment until the date of his death, and this agreement shall terminate. All unvested Initial Shares shall immediately vest and not be subject to repurchase by GKIS.

            e. TERMINATION FOR CAUSE OTHER THAN CONDUCT. GKIS may terminate this agreement during the initial term if the Board of Directors determines that DeJoria has failed to perform his duties hereunder for a period of at least two months, and such failure is not due to illness or disability. Such termination shall be effective as of a date to be specified in a written notice of termination, such date to be the end of a month not less than thirty (30) days after delivery of the notice, provided that during such 30-day (or greater) period DeJoria shall have opportunity to contest such termination to a meeting of the entire Board of Directors and the Board shall agree by a majority vote of its members that DeJoria shall be terminated for cause, and all vesting of Initial Shares shall cease as of such date and DeJoria shall sell to GKIS and GKIS shall repurchase all unvested Initial Shares at their issue price.

      13. NOTICES. All notices required hereunder shall be sent via certified mail, postage prepaid, if to GKIS, in care of Rod Norville, Esq., 5555 San Felipe, Suite 625, Houston, Texas, 77056, and if to DeJoria, in care of John Paul DeJoria, 9701 Wilshire Blvd., #1205, Beverly Hills, CA 90212.

      14. CHOICE OF LAW. The parties agree that this agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, excluding any principle or provision thereof that would require application of the laws of any other jurisdiction.

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      15. ARBITRATION. If the parties have any disagreement or dispute arising in connection with this agreement or the subject matter of this agreement that cannot be resolved amicably among the parties, such dispute shall, on the written request of either party, be submitted to arbitration, which will comply with and be governed by the provisions of the Texas Civil Practice and Remedies Code, Section 171.000, ET SEQ., and the American Arbitration Association. Pursuant to Section 171.026(a) of the Texas Civil Practice and Remedies Code, arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association in existence at the time of arbitration. The cost and expenses, including attorney's fees and the fees of the arbitrators, shall be borne by the losing party or in such proportions as the arbitrators shall determine.

      16. CONFIDENTIAL INFORMATION. DeJoria shall hold in fiduciary capacity for the benefit of GKIS all secret or confidential information, knowledge or data relating to GKIS or any of its affiliated companies, and their respective businesses, which shall have been obtained by DeJoria during DeJoria's employment by GKIS or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by DeJoria or representatives of DeJoria in violation of this Agreement). After termination of DeJoria's employment with GKIS, DeJoria shall not, without the prior written consent of GKIS or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than GKIS and those designated by it, unless such information is already in the public domain.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year set forth above.

                                    GK INTELLIGENT SYSTEMS, INC




                                    By:_____________________________
                                         GARY KIMMONS, C.E.O.



                                    --------------------------------
                                    JOHN PAUL DEJORIA


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